QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

        I, John E. Rooney, the chief executive officer of United States Cellular Corporation, certify that (i) the annual report on Form 10-K for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of United States Cellular Corporation.

/s/ JOHN E. ROONEY John E. Rooney March 11, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to United States Cellular Corporation and will be retained by United States Cellular Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code